Exhibit 16.1 Letter from The Blackwing Group, LLC, dated January 6, 2010, to the Securities and Exchange Commission regarding statements included in this Form 8-K

Exhibit 16.1

THE BLACKWING GROUP, LLCD

ACCOUNTANTS AND ADVISORS

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PCAOB REGISTERED

1/6/2010

U. S. Securities and Exchange Commission

450 Fifth Street NW

Washington, D.C. 20549

RE: Knickerbocker Capital Corp.

Dear Sirs:

We were previously the principal auditors for Knickerbocker Capital Corp. and we reported on the financial statements of Knickerbocker Capital Corp. for the period from inception, Feb. 24, 1987 to December 31, 2008. We have read Knickerbocker Capital Corp.'s statements under Item 4 of its Form 8-K, dated January 6, 2010, and we agree with such statements.

For the most recent fiscal period through to January 6, 2010, there have been no disagreements between Knickerbocker Capital Corp. and The Blackwing Group, LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of The Blackwing Group, LLC would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

Yours Truly,

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The Blackwing Group, LLC